Exhibit 99.1

Power Integrations Reports Fourth-Quarter and Full-Year 2012 Financial Results

Quarterly revenues were $79.2 million; non-GAAP earnings were $0.47 per diluted share; GAAP earnings were $0.33 per diluted share

675,500 shares repurchased during the fourth quarter; quarterly dividend to increase by 60% to eight cents per share

SAN JOSE, Calif.--(BUSINESS WIRE)--February 4, 2013--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter and year ended December 31, 2012. Net revenues for the quarter were $79.2 million, up one percent from the prior quarter and up 19 percent compared with the fourth quarter of 2011. GAAP net income for the quarter was $9.7 million or $0.33 per diluted share. This compares to a net loss in the prior quarter of $1.54 per share, the result of charges stemming from the closure of SemiSouth Laboratories. Net income in the year-ago quarter was $0.22 per diluted share. GAAP gross margin for the fourth quarter was 49.8 percent; operating margin was 12.0 percent.

In addition to its GAAP results, the company provided non-GAAP financial measures that exclude stock-based compensation expenses, certain acquisition-related expenses, charges related to SemiSouth and the company’s tax-audit settlement, non-cash interest income, and the tax effects of these items. Non-GAAP net income for the quarter was $13.7 million or $0.47 per diluted share, compared with $0.49 per diluted share in the prior quarter and $0.29 per diluted share in the fourth quarter of 2011. Non-GAAP gross margin for the fourth quarter was 52.8 percent; non-GAAP operating margin was 20.6 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “Bookings improved moderately over the course of the fourth quarter, resulting in higher-than-expected quarterly revenues of $79.2 million. Our non-GAAP gross margin is up five percentage points from a year ago, contributing to a 62-percent increase in our non-GAAP earnings per share in the fourth quarter.

“While uncertain global economic conditions make it difficult to forecast demand for the year ahead, we believe we are well positioned competitively and strategically, and our balance sheet remains sound. Accordingly, we are continuing to return cash to stockholders through a mix of share repurchases and dividends. We utilized more than $20 million for repurchases in the fourth quarter, and our board of directors has increased our quarterly dividend by 60 percent for the upcoming year, to eight cents per share.”

For the full year 2012, net revenues were $305.4 million, an increase of two percent compared with 2011. The company reported a full-year GAAP net loss of $34.4 million or $1.20 per share, reflecting the charges related to SemiSouth as well as a one-time tax payment in the second quarter related to the settlement of the company’s tax audit; this loss compares to GAAP net income of $34.3 million or $1.14 per diluted share in 2011. Non-GAAP net income for 2012 was $53.6 million or $1.80 per diluted share compared with $43.2 million or $1.44 per diluted share in 2011.

Additional Highlights

  During the quarter the company repurchased 675,500 shares for $20.5 million. The company had $29.5 million remaining on its repurchase authorization at quarter-end.
  Power Integrations paid a dividend of $0.05 per share on December 31, 2012. The company’s board of directors has declared dividends of $0.08 per share for each of the four quarters of 2013, the first of which is to be paid on March 29, 2013 to stockholders of record as of February 28.
  In December Power Integrations announced a favorable outcome in a patent lawsuit filed against it in China by Fairchild Semiconductor. The Chinese court ruled that Power Integrations does not infringe any of the patents asserted by Fairchild in the case. The ruling follows three previous findings of infringement against Fairchild in cases brought by Power Integrations in the U.S.
  Power Integrations received 25 U.S. patents and 10 non-U.S. patents during the quarter and had a total of 534 U.S. patents and 390 non-U.S. patents as of December 31, 2012.

Financial Outlook

The company issued the following forecast for the first quarter of 2013:

  First-quarter revenues are expected to be between $76 million and $82 million.
  Non-GAAP gross margin is expected to be between 52 and 52.5 percent. (Excludes from cost of revenues $0.6 million of amortization of acquisition-related intangible assets and $0.3 million of stock-based compensation.) GAAP gross margin is expected to be between 51 and 51.5 percent.
  Non-GAAP operating expenses are expected to be $26 million, plus or minus $0.5 million. (Excludes from GAAP operating expenses approximately $3 million of stock-based compensation expenses and $1 million of amortization expense for acquisition-related intangible assets.) GAAP operating expenses are expected to be $30 million, plus or minus $0.5 million.
  The non-GAAP effective tax rate is expected to be in a range of five to six percent; the GAAP tax rate is expected to be negative due to the retroactive renewal of the federal R&D tax credit.

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-303-9795 from within the United States or 1-631-291-4581 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc., is a Silicon Valley-based supplier of high-performance electronic components used in high-voltage power-conversion systems. The company’s integrated circuits and diodes enable compact, energy-efficient AC-DC power supplies for a vast range of electronic products including mobile devices, TVs, PCs, appliances, smart utility meters and LED lights. CONCEPT IGBT drivers enhance the efficiency, reliability and cost of high-power applications such as industrial motor drives, solar and wind energy systems, electric vehicles and high-voltage DC transmission. Since its introduction in 1998, Power Integrations’ EcoSmart® energy-efficiency technology has prevented billions of dollars’ worth of energy waste and millions of tons of carbon emissions. Reflecting the environmental benefits of the company’s products, Power Integrations’ stock is included in the NASDAQ® Clean Edge® Green Energy Index, The Cleantech Index®, and the Ardour Global IndexSM. For more information, including design-support tools and resources, please visit www.powerint.com; visit Power Integrations’ Green Room for a comprehensive guide to energy-efficiency standards around the world.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-10, acquisition-related expenses, amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, charges associated with SemiSouth, non-cash interest income, the tax effects of the above items, and the one-time tax charge described above. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release under the caption “Financial Outlook” relating to the company’s projected first-quarter financial performance are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; unfavorable fluctuations in component costs resulting from changes in commodity prices and/or the exchange rate between the U.S. dollar and the Japanese yen; and the challenges inherent in integrating and forecasting the performance of acquired businesses. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on October 31, 2012. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
NET REVENUES	$79,170	$78,045	$66,730	$305,370	$298,739

COST OF REVENUES	39,767	39,294	35,176	154,868	158,093

GROSS PROFIT	39,403	38,751	31,554	150,502	140,646

OPERATING EXPENSES:
Research and development	11,575	11,428	9,732	45,709	40,295
Sales and marketing	9,232	9,206	8,254	34,968	32,510
General and administrative	8,109	7,912	5,747	29,312	24,508
Amortization of acquisition-related intangible assets	1,122	1,123	28	3,030	114
Charge (gain) related to SemiSouth	(100)	25,300	-	25,200	-
Acquisition expenses	-	29	-	931	-
Total operating expenses	29,938	54,998	23,761	139,150	97,427

INCOME (LOSS) FROM OPERATIONS	9,465	(16,247)	7,793	11,352	43,219

Gain (charge) related to SemiSouth	192	(33,937)	-	(33,745)	-
Non-cash interest income	-	665	-	1,445	-
Cost of acquisition-related currency option	-	-	-	(635)	-
Other income (expense), net	(36)	172	421	801	1,876

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	9,621	(49,347)	8,214	(20,782)	45,095

PROVISION (BENEFIT) FOR INCOME TAXES	(96)	(4,941)	1,888	13,622	10,804

NET INCOME (LOSS)	$9,717	$(44,406)	$6,326	$(34,404)	$34,291

EARNINGS (LOSS) PER SHARE:
Basic	$0.34	$(1.54)	$0.23	$(1.20)	$1.20
Diluted	$0.33	$(1.54)	$0.22	$(1.20)	$1.14

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,785	28,908	28,077	28,636	28,609
Diluted	29,436	28,908	29,171	28,636	29,964

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$286	$271	81	$1,058	666
Research and development	1,349	1,467	920	5,503	3,274
Sales and marketing	884	940	655	3,317	2,313
General and administrative	1,185	1,169	696	4,346	2,716
Total stock-based compensation expense	$3,704	$3,847	$2,352	$14,224	$8,969

Cost of revenues includes:
Amortization of write-up of acquired inventory	$1,459	$1,597	$152	$4,272	$512
Amortization of acquisition-related intangible assets	$645	$645	$85	$1,834	$341

Operating expenses include:
Patent-litigation expenses	$2,099	$1,885	$1,446	$6,689	$5,665

REVENUE MIX BY END MARKET
Communications	24%	23%	28%	24%	28%
Computer	12%	10%	13%	12%	12%
Consumer	33%	36%	39%	36%	38%
Industrial	31%	31%	20%	28%	22%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

		Three Months Ended			Twelve Months Ended
		December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	RECONCILIATION OF GROSS PROFIT
	GAAP gross profit	$39,403	$38,751	$31,554	$150,502	$140,646
	GAAP gross profit margin	49.8%	49.7%	47.3%	49.3%	47.1%

	Stock-based compensation included in cost of revenues	286	271	81	1,058	666
	Amortization of write-up of acquired inventory	1,459	1,597	152	4,272	512
	Amortization of acquisition-related intangible assets	645	645	85	1,834	341

	Non-GAAP gross profit	$41,793	$41,264	$31,872	$157,666	$142,165
	Non-GAAP gross profit margin	52.8%	52.9%	47.8%	51.6%	47.6%

	RECONCILIATION OF OPERATING EXPENSES
	GAAP operating expenses	$29,938	$54,998	$23,761	$139,150	$97,427

Less:	Stock-based compensation expense included in operating expenses
	Research and development	1,349	1,467	920	5,503	3,274
	Sales and marketing	884	940	655	3,317	2,313
	General and administrative	1,185	1,169	696	4,346	2,716
	Total	3,418	3,576	2,271	13,166	8,303

	Acquisition expenses	-	29	-	931	-

	Amortization of acquisition-related intangible assets	1,122	1,123	28	3,030	114

	Charge (gain) related to SemiSouth	(100)	25,300	-	25,200	-

	Non-GAAP operating expenses	$25,498	$24,970	$21,462	$96,823	$89,010

	RECONCILIATION OF INCOME FROM OPERATIONS
	GAAP income (loss) from operations	$9,465	$(16,247)	$7,793	$11,352	$43,219
	GAAP operating margin	12.0%	-20.8%	11.7%	3.7%	14.5%

Add:	Total stock-based compensation	3,704	3,847	2,352	14,224	8,969
	Amortization of write-up of acquired inventory	1,459	1,597	152	4,272	512
	Amortization of acquisition-related intangible assets	1,767	1,768	113	4,864	455
	Acquisition expenses	-	29	-	931	-
	Charge (gain) related to SemiSouth	(100)	25,300	-	25,200	-

	Non-GAAP income from operations	$16,295	$16,294	$10,410	$60,843	$53,155
	Non-GAAP operating margin	20.6%	20.9%	15.6%	19.9%	17.8%

	RECONCILIATION OF PROVISION FOR INCOME TAXES
	GAAP provision (benefit) for income taxes	$(96)	$(4,941)	$1,888	$13,622	$10,804
	GAAP effective tax rate	-1.0%	10.0%	23.0%	-65.5%	24.0%

	One-time charge associated with tax settlement	-	-	-	15,749	-
	Tax effect of other adjustments to GAAP results	(2,634)	(6,873)	(478)	(10,216)	(1,022)

	Non-GAAP provision for income taxes	$2,538	$1,932	$2,366	$8,089	$11,826
	Non-GAAP effective tax rate	15.6%	11.7%	21.8%	13.1%	21.5%

	RECONCILIATION OF NET INCOME (LOSS) PER SHARE (DILUTED)
	GAAP net income (loss)	$9,717	$(44,406)	$6,326	$(34,404)	$34,291

	Adjustments to GAAP net income (loss)
	Stock-based compensation	3,704	3,847	2,352	14,224	8,969
	Amortization of write-up of acquired inventory	1,459	1,597	152	4,272	512
	Amortization of acquisition-related intangible assets	1,767	1,768	113	4,864	455
	Acquisition expenses	-	29	-	931	-
	Non-cash interest income	-	(665)	-	(1,445)	-
	Cost of acquisition-related currency option	-	-	-	635	-
	Charge related to SemiSouth	(292)	59,237	-	58,945	-
	One-time charge associated with tax settlement	-	-	-	15,749	-
	Tax effect of items excluded from non-GAAP results	(2,634)	(6,873)	(478)	(10,216)	(1,022)

	Non-GAAP net income	$13,721	$14,534	$8,465	$53,555	$43,205

	Average shares outstanding for calculation of non-GAAP income per share (diluted)	29,436	29,809	29,171	29,676	29,964

	Non-GAAP net income per share (diluted)	$0.47	$0.49	$0.29	$1.80	$1.44

	GAAP income (loss) per share	$0.33	$(1.54)	$0.22	$(1.20)	$1.14

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2012	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$63,394	$74,747	$139,836
Short-term marketable securities	31,766	35,605	40,899
Accounts receivable	7,326	11,106	9,396
Inventories	44,625	46,928	52,010
Deferred tax assets	352	892	892
Prepaid expenses and other current assets	17,401	17,659	7,068
Total current assets	164,864	186,937	250,101

MARKETABLE SECURITIES	-	-	32,041
PROPERTY AND EQUIPMENT, net	89,724	90,355	88,241
INTANGIBLE ASSETS, net	47,738	49,580	8,852
GOODWILL	80,599	78,278	14,786
DEFERRED TAX ASSETS	11,532	7,410	12,387
OTHER ASSETS	4,673	4,042	26,511
Total assets	$399,130	$416,602	$432,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,452	$19,697	$16,532
Accrued payroll and related expenses	6,720	6,258	5,911
Taxes payable	1,213	1,168	-
Deferred taxes	1,193	1,634	-
Deferred income on sales to distributors	11,550	11,828	9,274
Other accrued liabilities	3,439	17,583	2,305
Total current liabilities	40,567	58,168	34,022

LONG-TERM LIABILITIES
Income taxes payable	7,937	7,560	34,368
Deferred taxes	8,179	3,926	-
Pension liability	1,398	663	-

Total liabilities	58,081	70,317	68,390

STOCKHOLDERS' EQUITY:
Common stock	28	29	28
Additional paid-in capital	175,668	188,587	158,646
Accumulated other comprehensive income (loss)	(293)	287	50
Retained earnings	165,646	156,842	205,805
Total stockholders' equity	341,049	345,745	364,529
Total liabilities and stockholders' equity	$399,130	$416,062	$432,919

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,717	$(44,406)	$6,326	$(34,404)	$34,291
Adjustments to reconcile net income (loss) to cash provided by operating activities
Depreciation	3,830	3,799	4,035	15,256	15,372
Amortization of intangible assets	1,842	1,843	214	5,164	943
Charge (gain) related to SemiSouth	(292)	59,237	-	58,945	-
(Gain) loss on sale of property and equipment	-	-	-	(1)	(41)
Stock-based compensation expense	3,704	3,847	2,352	14,224	8,969
Amortization of premium on marketable securities	112	171	372	850	1,627
Non-cash interest income	-	(665)	-	(1,445)	-
Deferred income taxes	(3,285)	(745)	798	804	1,577
Increase (decrease) in accounts receivable allowances	(45)	35	13	(24)	(61)
Excess tax benefit from stock options exercised	(144)	(86)	(67)	(704)	(796)
Tax benefit (deficiency) associated with employee stock plans	(110)	(118)	375	1,303	2,201
Change in operating assets and liabilities:
Accounts receivable	3,824	6,825	921	5,313	(3,621)
Inventories	2,281	1,626	(147)	18,026	10,037
Prepaid expenses and other assets	327	(14,169)	(1,204)	(11,008)	1,619
Accounts payable	(2,771)	1,047	(474)	2,071	(1,564)
Taxes payable and other accrued liabilities	3,439	(37,039)	(1,914)	(24,816)	2,977
Deferred income on sales to distributors	(278)	(833)	(2,434)	2,276	(4,338)
Net cash provided by (used in) operating activities	22,151	(19,631)	9,166	51,830	69,192

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,177)	(3,427)	(6,994)	(16,358)	(23,223)
Proceeds from sale of property and equipment	-	-	-	2	2,249
Other assets	-	-	(6)	-	(1,277)
Acquisitions	-	(2,360)	-	(115,720)	(6,914)
Increase in financing lease receivables	-	(37)	(138)	(420)	(8,116)
Collections of financing lease receivables	-	228	111	527	425
Loan to SemiSouth	-	-	-	(18,000)	(3,000)
Collection of note to SemiSouth	-	-	-	-	3,000
Payment of guarantee of SemiSouth debt	(15,200)	-	-	(15,200)	-
Purchases of marketable securities	-	-	(10,907)	-	(42,176)
Proceeds from maturities of marketable securities	3,675	24,320	11,550	40,463	26,725
Net cash provided by (used in) investing activities	(15,702)	18,724	(6,384)	(124,706)	(52,307)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	3,975	3,656	3,992	21,952	22,210
Repurchase of common stock	(20,467)	-	(14,181)	(20,467)	(50,000)
Payments of dividends to stockholders	(1,454)	(1,448)	(1,402)	(5,755)	(5,722)
Excess tax benefit from stock options exercised	144	86	67	704	796
Net cash provided by (used in) financing activities	(17,802)	2,294	(11,524)	(3,566)	(32,716)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(11,353)	1,387	(8,742)	(76,442)	(15,831)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	74,747	73,360	148,578	139,836	155,667

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$63,394	$74,747	$139,836	$63,394	$139,836

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@powerint.com